Exhibit 99.1

COMMONWEALTH OF PENNSYLVANIA
BEFORE THE PENNSYLVANIA SECURITIES COMMISSION

IN THE MATTER OF
TEAM Nation Holdings, Inc. Atlantic Capital Holdings, Inc. Robert Stein	ADMINISTRATIVE PROCEEDING Docket No. 2009-04-07
RESPONDENT

SUMMARY ORDER TO CEASE AND DESIST

        Based upon a preliminary investigation conducted by the staff of the Pennsylvania Securities Commission (Commission), the Commission has determined that evidence exists to support the following findings and conclusions:

1.	TEAM Nation Holdings, Inc. (Respondent TNH) was, at all times material herein, an entity with an address at 8707 Research Drive, Irvine, California 92618;

2.	Atlantic Capital Holdings, Inc. (Respondent ACH) was, at all times material herein, an entity with an address at 110 East Broward Boulevard, Suite 610, Fort Lauderdale, Florida 33301. At all times material herein, Respondent ACH was offering for sale shares of common stock (Stock) in Respondent TNH;

3.	Robert Stein (Respondent Stein) was, at all times material herein, an individual with an address at 110 East Broward Boulevard, Suite 610, Fort Lauderdale, Florida 33301. At all times material herein, Respondent Stein was the CEO of Respondent ACH;

4.	In or about March 2009, a representative of Respondent ACH (Representative) cold-called at least one Pennsylvania resident (PA Resident) and offered the Stock for sale. The Representative stated:

a.	Respondent TNH is a mortgage service company specializing in distressed assets, such as mortgage-backed securities;

b.	The PA Resident can buy the Stock at a price of $10.50 per share;

c.	The PA Resident’s return would be in the area of 50%-100%;

d.	The Stock is expected to be worth $70.00 per share in twelve months; and

e.	“This is a once-in-a-lifetime deal. This will be on the NASDAQ December 2009";

5.	In or about March 2009, the Representative telephoned the PA Resident so that the PA Resident could speak with Respondent Stein. In this conversation and in subsequent telephone conversations, Respondent Stein stated:

a.	The Stock was trading at $9.50 per share the previous week;

b.	The Stock would be trading at $17.00 to $18.00 per share by the end of the week;

c.	The target price for the Stock is $75.00 per share in twelve months;

d.	The PA Resident could purchase 2,750 shares of the Stock for $24,750; and

e.	When the Stock reaches a price of $45.00 per share, the PA Resident will realize a profit of $99,000;

6.	In or about March 2009, Respondent ACH mailed and faxed offering materials (Materials), including a “Corporate Restricted Shares Allocation Agreement,” to the PA Resident;

7.	The PA Resident had no substantive, pre-existing relationship with Respondents TNH, ACH, Stein or with the Representative; and

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8.	The PA Resident was not an accredited investor under Rule 501 of Regulation D, and did not have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment.

        WHEREAS, the Stock described above is a “security” within the meaning of Section 102(t) of the Pennsylvania Securities Act of 1972 (1972 Act), 70P.S. §1-102(t);and

        WHEREAS, Respondent TNH is the “issuer” of the Stock described above within the meaning of Section 102(1) of the 1972 Act, 70 P.S. § 1-102(1); and

        WHEREAS, Respondent ACH acted as a “broker-dealer” within the meaning of Section 102(e) of the 1972 Act, 70 P.S. § 1-102(e); and>

        WHEREAS, Respondent Stein acted as an “affiliate” of Respondent ACH within the meaning of Section 102(b) of the 1972 Act, 70 P.S. § 1-102(b), and, as such, caused and is about to cause Respondent ACH to commit the herein alleged acts which violated, and are about to violate, the 1972 Act, 70 P.S. §1-101 etseq.; and

        WHEREAS, the records of the Commission disclose that the Stock is (a) not registered under Section 201 of the 1972 Act, 70 P.S. § 1-201; (b) not exempt from registration under Section 202 of the 1972 Act, 70 P.S. § 1-202; and (c) not a federally covered security; and further, the securities transactions relating to the Stock are not exempt under Section 203 of the 1972 Act, 70 P.S. § 1-203; and

        WHEREAS, based on the foregoing, the Commission finds that Respondents TNH, ACH and Stein have engaged in and are about to engage in acts and practices which violate Section 201 of the 1972 Act, 70 P.S. § 1-201;

        WHEREAS, the records of the Commission disclose that Respondent ACH is neither registered pursuant to Section 301 of the 1972 Act, 70 P.S. § 1-301 nor exempt from registration as a broker-dealer; and

        WHEREAS, based on the foregoing, the Commission finds that Respondents ACH and Stein have engaged in and are about to engage in acts or practices which violate Section 301 (a) of the 1972 Act, 70 P.S. § 1-301 (a);

        WHEREAS, after due deliberation, the Commission finds that it is necessary and appropriate, in the public interest, for the protection of investors and is consistent with the purposes fairly intended by the policy and provisions of the 1972 Act to issue the following Order:

        NOW, THEREFORE, by the authority of Section 606(c.1) of the 1972 Act, 70 P.S.ss.1-606(c.1):

        IT IS ORDERED that Respondents TEAM Nation Holdings, Inc., Atlantic Capital Holdings, Inc., and Robert Stein, and every successor, affiliate, control person, agent, servant, and employee of them, and every entity owned, operated, or indirectly or directly controlled or hereinafter organized by or on behalf of them, shall immediately CEASE AND DESIST from offering and selling the Stock in the Commonwealth of Pennsylvania, in violation of the 1972 Act, and, in particular, Sections 201 and 301 thereof.

        Within thirty (30) days after receipt of written notification that this Order has been issued, Respondent(s) desiring to engage in the said acts or practices may file a written request with the Secretary of the Commission at the

        Commission’s Harrisburg office that a hearing be held to consider rescinding the Order.

Upon receipt of such written request for a hearing, the matter be set down for a hearing to commence within thirty (30) days after receipt unless the person making the request consents to a later date.

If a person making a request for hearing consents to a later date but fails, after notification by first class mail to the person’s last known address in the Commission’s files, to consent to a hearing date that is within 180 days of the request, the request for a hearing shall be deemed abandoned and the order shall be deemed a final order.

        FAILURE TO COMPLY WITH THIS ORDER MAY RESULT IN CRIMINAL PROSECUTION, INJUNCTIVE PROCEEDINGS, CIVIL CONTEMPT PROCEEDINGS, (INCLUDING CIVIL MONETARY PENALTIES) AND, SUBJECT TO THE RIGHT OF HEARING AFFORDED RESPONDENT UNDER THE 1972 ACT, THE IMPOSITION OF ADMINISTRATIVE MONETARY ASSESSMENTS AND STATUTORY BARS.

So ORDERED this 23rd day of   April    ,2009.

BY ORDER OF THE COMMISSION /s/ Jeanne S. Parsons Jeanne S. Parsons, Secretary